Exhibit 10.9
CERTAIN INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO ITEM 601(B)(10)(IV) OF REGULATION S-K, BECAUSE IT IS BOTH NOT MATERIAL AND THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

GUARANTY
GUARANTY, dated as of March 13, 2026 (this “Guaranty”), made by GOLDMAN SACHS REAL ESTATE FINANCE TRUST INC, a Maryland corporation (“Guarantor”), for the benefit of BANCO SANTANDER, S.A., NEW YORK BRANCH, a branch of a foreign banking institution, as buyer (together with its successors and assigns, “Buyer”).
W I T N E S S E T H:
WHEREAS, (i) Banco Santander, S.A., New York Branch, as buyer (including any successors and permitted assigns, “Buyer”), and (ii) REFT Spruce Street LLC, a Delaware limited liability company (“Seller”), are parties to that certain Uncommitted Master Repurchase Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Master Repurchase Agreement”);
WHEREAS, Guarantor indirectly owns one hundred percent (100%) of the Capital Stock of Seller;
WHEREAS, Guarantor will benefit, directly and indirectly, from the execution, delivery and performance by Seller of the Transaction Documents, and the transactions contemplated by the Transaction Documents;
WHEREAS, it is a condition precedent to the initial funding under the Master Repurchase Agreement that Guarantor execute and deliver this Guaranty for the benefit of Buyer and Buyer is unwilling to enter into the Master Repurchase Agreement or the other Transaction Documents or the transactions contemplated thereby without the benefit of this Guaranty; and
NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, and to induce Buyer to enter into the Master Repurchase Agreement and the other Transaction Documents, Guarantor hereby agrees as follows:
ARTICLE I.
DEFINITIONS; INTERPRETATION
(a)Each of the definitions set forth on Exhibit A hereto are, solely for the purposes of Article V(k) hereof, hereby incorporated herein by reference. Unless otherwise defined herein, capitalized terms defined in the Master Repurchase Agreement and used herein shall have the meanings given to them in the Master Repurchase Agreement.
(b)The following terms shall have the meanings set forth below:

“Guaranteed Obligations” shall mean (i) all payment obligations and liabilities of Seller to Buyer, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, or whether for payment or for performance (including, without limitation, Price Differential accruing after the Repurchase Date for any Transaction and Price Differential accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to Seller, whether or not a claim for post filing or post-petition interest is allowed in such proceeding), which arise under, or out of or in connection with the Master Repurchase Agreement and any other Transaction Documents, whether on account of the Repurchase Price for the Purchased Assets, Price Differential, reimbursement obligations, fees, Taxes under Section 26(a) of the Master Repurchase Agreement, indemnities, out-of-pocket costs or expenses (including, without limitation, such actual out-of-pocket fees and disbursements of outside counsel to Buyer), in each case, that are required to be paid by Seller pursuant to the terms of such documents, all “claims” (as defined in Section 101 of the Bankruptcy Code) of Buyer against Seller, or otherwise and (ii) all actual out-of-pocket court costs, enforcement costs and legal and other expenses (including reasonable attorneys’ fees and disbursements of outside counsel) that are incurred by Buyer in the enforcement of any provision of the Transaction Documents, including, but not limited to, this Guaranty.
“REIT” shall mean an entity that has elected to be a “real estate investment trust” for federal income tax purposes pursuant to Sections 856, et seq. of the Internal Revenue Code.
“Required REIT Distribution” shall mean the minimum amount required to be distributed by Guarantor in cash the minimum amount of cash required to be distributed so that Guarantor (including its qualifying Subsidiaries) can maintain its status as a “real estate investment trust” (or qualifying Subsidiary, as applicable) under Sections 856 through 860 of the Code; provided, however, prior to any Required REIT Distribution, Guarantor shall deliver a certificate of a Responsible Officer of Guarantor to Buyer certifying that each of the foregoing requirements for a Required REIT Distribution have been met and that any such Required REIT Distributions will be actually used to maintain Guarantor’s status as a “real estate investment trust” under Sections 856 through 860 of the Code and containing all information and calculations reasonably necessary to support such Required REIT Distribution.
(c)The terms defined in this Guaranty have the meanings assigned to them in this Guaranty and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender. All references to articles, schedules and exhibits are to articles, schedules and exhibits in or to this Guaranty unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty. The term “include” or “including” shall mean without limitation by reason of enumeration. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles.
ARTICLE II.
NATURE AND SCOPE OF GUARANTY
(a)Guaranty of Obligations. Subject to the terms hereof, Guarantor hereby irrevocably and unconditionally guarantees and promises to Buyer, for the benefit of Buyer, and its permitted successors, endorsees, transferees and assigns as a primary obligor the prompt and complete payment and performance by Seller of the Guaranteed Obligations as and when the same shall be due and payable (whether at the stated maturity, by acceleration or otherwise); provided however that (other than as set forth in the subsequent proviso) Guarantor’s total aggregate liability under this Article II(a) shall not exceed an amount equal to the product of (x) twenty-five percent (25%) multiplied by (y) the aggregate Repurchase Price for all Purchased Assets on any day that any amounts under this Guaranty are due and payable (the “Liability Cap”); provided, however, that the Liability Cap shall not apply to the costs and expenses of enforcing this Guaranty.
(b)Liability Cap Carveout. The Liability Cap shall not apply in the event that any of the following events or circumstances shall occur by or on behalf of Seller and/or Guarantor and payments made in connection with any of the following events or circumstances shall not accrue toward the Liability Cap:
(i)(A) the filing by any Seller Party of any voluntary petition under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law relating to the protection of creditors, or (B) the commencing, or authorizing the commencement, by any Seller Party of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law relating to the protection of creditors;
(ii)the solicitation by any Seller Party or any Affiliate thereof or any Seller Party or any Affiliate thereof otherwise colluding with petitioning creditors for any involuntary petition, case or proceeding against any Seller Party under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law relating to the protection of creditors;
(iii)any Seller Party or any Affiliate thereof seeking or consenting to the appointment of a receiver, trustee, custodian or similar official for any Seller Party or any substantial part of the property of any Seller Party;
(iv)the making by any Seller Party of a general assignment for the benefit of creditors of any Seller Party (other than in favor of Buyer or if approved by Buyer in writing) in connection with any case or proceeding described in the foregoing clauses (i) or (ii);
(v)any breach of the separateness covenants set forth in Section 13 of the Master Repurchase Agreement that results in a substantive consolidation of the assets and/or liabilities of Seller with the assets and/or liabilities of any other Person in connection with any federal or state bankruptcy or insolvency proceeding; or
(vi)with respect to and solely to the extent of any and all actual and documented losses, damages, costs and out-of-pocket expenses (including reasonable fees and disbursements of outside counsel) actually incurred by Buyer, in connection with:
(1)any gross negligence, fraud, willful misconduct, illegal act or intentional misstatement on the part of any Seller Party or any Affiliate of any Seller Party in connection with the Master Repurchase Agreement and/or other Transaction Documents, or any certificate, report, notice, financial statement, representation, warranty or other instrument or document furnished to Buyer by any Seller Party or any Affiliate thereof in connection with the Master Repurchase Agreement or any other Transaction Document on or prior to the Closing Date or during the term of the Master Repurchase Agreement;

(2)any misappropriation, conversion or misapplication by any Seller Party or any Affiliate thereof of any Income or other amounts received on account of the Purchased Assets required to be deposited in the Collection Account and/or remitted to Buyer pursuant to Section 5 of the Master Repurchase Agreement;
(3)any failure by Seller to comply with Section 13 of the Master Repurchase Agreement which failure does not result in a substantive consolidation of Seller with any other entity in an insolvency proceeding;
(4)prior to Buyer’s final exercise of remedies with respect to the related Purchased Asset pursuant to Section 14(b)(ii)(D) or Section 14(b)(iii) of the Master Repurchase Agreement following an Event of Default resulting in Seller no longer being the owner of such Purchased Asset, any failure by Seller to fund a future advance when the related Borrower has satisfied the conditions to be satisfied by it under the related Purchased Asset Documents with respect to such future advance;
(5)if any Seller Party or any Affiliate thereof interferes with, frustrates or prevents Buyer from its exercise of remedies provided under the Transaction Documents, provided, that any assertion, claim or defense reasonably made in good faith by any Seller Party or Affiliate thereof as to the existence and continuation of such Default or Event of Default shall not, and shall not be deemed to, result in liability under this sub-clause (5);
(6)any claim by any Seller Party or any Affiliate thereof that, Buyer is not the record (upon recordation in favor of Buyer) and beneficial owner of, and does not have good and marketable title to, each Purchased Asset in accordance with the Transaction Documents;
(7)any loss, damage, cost or expense in connection with the violation of any environmental law, the correction of any environmental condition, or the removal of any hazardous, toxic or harmful substances, materials, wastes, pollutants or contaminants defined as such in or regulated under any environmental law, in each case in any way affecting Seller’s properties or any of the Purchased Assets, provided that Guarantor shall have no liability under this Article II(b)(vi)(7) with respect to conditions on any Mortgaged Property first arising after the date upon which Buyer enforces its remedies with respect to the related Purchased Asset pursuant to Section 14(b)(ii)(D) or 14(b)(iii) of the Master Repurchase Agreement following an Event of Default resulting in Seller no longer being the owner of such Purchased Asset;
(8)any Material Modification of a Purchased Asset in violation of the Master Repurchase Agreement; or
(9)any recharacterization by any court of any prior transfer of a Purchased Asset by any Affiliated Transferor as something other than a true sale or true contribution.
(a)Nature of Guaranty. This Guaranty is an irrevocable, absolute, continuing guaranty of payment and performance and not a guaranty of collection. This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to any Guaranteed Obligations arising or created after any attempted revocation by Guarantor. This Guaranty may be enforced by Buyer and any successor, endorsee, transferee or assignee of Buyer permitted under the Master Repurchase Agreement and shall not be discharged by such permitted assignment or negotiation of all or part thereof.
(b)Satisfaction of Guaranteed Obligations. Guarantor shall satisfy its obligations hereunder without demand, presentment, protest, notice of protest, notice of non-payment, notice of intention to accelerate the maturity, notice of acceleration of the maturity or any other notice whatsoever, other than any notice to Seller expressly required by the Master Repurchase Agreement or any other Transaction Document. Subject to Article II(a) and Article II(b), the obligations of Guarantor hereunder shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of Seller, or any other party, against Buyer or against the payment of the Guaranteed Obligations, other than the payment of the Guaranteed Obligations, whether such offset, claim or defense arises in connection with such Guaranteed Obligations or otherwise.
(c)No Duty to Pursue Others. It shall not be necessary for Buyer (and, to the extent permitted by applicable law, Guarantor hereby waives any rights which Guarantor may have to require Buyer), in order to enforce the obligations of Guarantor hereunder, first to (i) institute suit or exhaust its remedies against Seller or others liable on the Guaranteed Obligations or any other person, (ii) enforce or exhaust Buyer’s rights against any collateral which shall ever have been given to secure the Guaranteed Obligations, (iii) join Seller or any others liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty or (iv) resort to any other means of obtaining payment of the Guaranteed Obligations. Buyer shall not be entitled to actually receive payment of the same amounts from both Seller and Guarantor. Buyer shall not be required to mitigate damages or take any other action to collect or enforce the Guaranteed Obligations.
(d)Waivers. Guarantor agrees to the provisions of the Transaction Documents, and hereby waives notice of (i) any loans or advances made by Buyer to Seller or the purchase of any Purchased Asset by Buyer from Seller, (ii) acceptance of this Guaranty, (iii) any amendment or extension of the Master Repurchase Agreement or of any other Transaction Documents, (iv) the execution and delivery by Seller and Buyer of any other agreement or of Seller’s execution and delivery of any other documents arising under the Transaction Documents or in connection with the Guaranteed Obligations, (v) the occurrence of any breach by Seller or an Event of Default under the Transaction Documents, (vi) Buyer’s transfer or disposition of the Transaction Documents, or any part thereof, (vii) sale or foreclosure (or posting or advertising for sale or foreclosure) of any collateral for the Guaranteed Obligations, (viii) protest, proof of non-payment or default by Seller, (ix) any other action at any time taken or omitted by Buyer and (x)  except as otherwise provided herein or required by the terms hereof, all other demands and notices of every kind in connection with this Guaranty, the Transaction Documents and any documents or agreements evidencing, securing or relating to any of the Guaranteed Obligations; provided, however, that the foregoing shall not constitute a waiver by Guarantor of any notice that Buyer is expressly required to provide to Seller or Guarantor or any other party pursuant to the Transaction Documents.
(e)Payment of Expenses. In the event that Guarantor should breach or fail to timely perform any provisions of this Guaranty, Guarantor shall, within three (3) Business Days after demand by Buyer, pay Buyer, as applicable, all actual out-of-pocket costs and expenses (including, without limitation, the reasonable fees and expenses of outside counsel) actually incurred by Buyer in the enforcement hereof or the preservation of Buyer’s rights hereunder. The covenant contained in this Article II(g) shall survive the payment and performance of the Guaranteed Obligations.
(f)Effect of Bankruptcy. In the event that, pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law, or any judgment, order or decision thereunder, Buyer must rescind or restore any payment, or any part thereof, received by or on behalf of Buyer in satisfaction of the Guaranteed Obligations, as set forth herein, any prior release or discharge from the terms of this Guaranty given to Guarantor by Buyer shall be without effect, and this Guaranty shall remain in full force and effect. It is the intention of Seller and Guarantor that Guarantor’s obligations hereunder shall not be discharged except by Seller’s or Guarantor’s payment and performance of the Guaranteed Obligations which is not so rescinded or Guarantor’s performance of such obligations and then only to the extent of such performance.
(g)Deferral of Subrogation, Reimbursement and Contribution. Notwithstanding anything to the contrary contained in this Guaranty, Guarantor hereby unconditionally and irrevocably defers any and all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating Guarantor to the rights of Buyer), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from Seller or any other party liable for payment of any or all of the Guaranteed Obligations for any payment made by Guarantor under or in connection with this Guaranty until payment in full of the Guaranteed Obligations (other than those Repurchase Obligations (including contingent reimbursement obligations and indemnity obligations) which, by their express terms, survive termination of the Transaction Documents) and termination of the Transaction Documents. Guarantor hereby subordinates all of its subrogation rights against Seller arising from payments made under this Guaranty to the full payment of the Guaranteed Obligations due Buyer for a period of ninety-one (91) days following the final payment of the last of all of the Guaranteed Obligations and termination of the Master Repurchase Agreement. If any amount shall be paid to Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations (other than those Repurchase Obligations (including contingent reimbursement obligations and indemnity obligations) which, by their express terms, survive termination of the Transaction Documents) shall not have been paid in full, such amount shall be held by Guarantor in trust for Buyer, segregated from other funds of Guarantor, and shall, forthwith upon receipt by Guarantor, be turned over to Buyer in the exact form received by Guarantor (duly indorsed by Guarantor to Buyer, if required), to be applied against the Guaranteed Obligations, whether matured or unmatured, in such order as Buyer may determine.
(h)Taxes. In addition to and notwithstanding anything herein to the contrary, Guarantor, to the extent not paid by Seller, shall pay additional amounts to, and indemnify Buyer with respect to, any taxes (including additional amounts with respect thereto) to the same extent as the Seller would have paid such additional amounts and indemnified Buyer with respect to such taxes under Section 26(a) of the Master Repurchase Agreement as if Guarantor were the Seller under the Master Repurchase Agreement, in each case without duplication of any payments of such amounts constituting Guaranteed Obligations.
(i)Seller. The term “Seller” as used herein shall include any new or successor corporation, limited liability company, association, partnership (general or limited), joint venture, trust or other individual or organization formed as a result of any merger, reorganization, sale, transfer, devise, gift or bequest of Seller or any interest in Seller.
ARTICLE III.
EVENTS AND CIRCUMSTANCES NOT REDUCING
OR DISCHARGING GUARANTOR’S OBLIGATIONS
Guarantor hereby consents and agrees to each of the following, and agrees that Guarantor’s obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following, except to the extent required by the terms hereof, and, to the extent permitted by applicable law, waives any common law, equitable, statutory or other rights (including without limitation, except to the extent required by the terms hereof or any Transaction Documents, rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:
(a)Modifications. Any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Master Repurchase Agreement, the other Transaction Documents (other than this Guaranty), or any other document, instrument, contract or understanding between Seller and Buyer, or any other parties, pertaining to the Guaranteed Obligations.
(b)Adjustment. Any adjustment, indulgence, forbearance or compromise that might be granted or given by Buyer to Seller.
(c)Condition of Seller or Guarantor. The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of Seller, Guarantor or any other party at any time liable for the payment of all or part of the Guaranteed Obligations or any dissolution of Seller or Guarantor, or any sale, lease or transfer of any or all of the assets of Seller or Guarantor, or any changes in the shareholders, partners or members of Seller or Guarantor; or any reorganization of Seller or Guarantor.
(d)Invalidity of Guaranteed Obligations. The invalidity, illegality or unenforceability against Seller of all or any part of the Master Repurchase Agreement or any document or agreement executed in connection with the Guaranteed Obligations, for any reason whatsoever, including without limitation the fact that (i) the act of creating the Guaranteed Obligations or any part thereof is ultra vires, (ii) the officers or representatives executing the Master Repurchase Agreement or the other Transaction Documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, (iii) Seller has valid defenses (other than payment of the Guaranteed Obligations), claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from Seller, (iv) the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations, or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible or unenforceable or (v) the Master Repurchase Agreement, or any of the other Transaction Documents have been forged by any Person other than Buyer or its Affiliates or otherwise are irregular or not genuine or authentic, it being agreed that Guarantor shall remain liable hereon regardless of whether Seller or any other person is found not liable on the Guaranteed Obligations or any part thereof for any reason (other than by reason of a defense of payment or performance of the Guaranteed Obligations).
(e)Release of Obligors. Any full or partial release of the liability of Seller on the Guaranteed Obligations, or any part thereof, or of any co-guarantors, or any other person or entity now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations, or any part thereof, it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support of any other party, and Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement, as between Buyer and Guarantor, that other parties will be liable to pay or perform the Guaranteed Obligations, or that Buyer will look to other parties to pay or perform the obligations of Seller under the Master Repurchase Agreement or the other Transaction Documents.
(f)Other Collateral. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations.

(g)Release of Collateral. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustifiable impairment) by any party other than Buyer or any of its Affiliates of any collateral, property or security at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations.
(h)Care and Diligence. Except to the extent the same shall result from the gross negligence, willful misconduct, bad faith or illegal acts of Buyer or any of its Affiliates, the failure of Buyer or any other party to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security, including but not limited to any neglect, delay, omission, failure or refusal of Buyer (i) to take or prosecute any action for the collection of any of the Guaranteed Obligations or (ii) to foreclose, or initiate any action to foreclose, or, once commenced, prosecute to completion any action to foreclose upon any security therefor, or (iii) to take or prosecute any action in connection with any instrument or agreement evidencing or securing all or any part of the Guaranteed Obligations.
(i)Unenforceability. The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations, or any part thereof, shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the collateral for the Guaranteed Obligations.
(j)Offset. The liabilities and obligations of Guarantor to Buyer hereunder shall not be reduced, discharged or released because of or by reason of any existing or future right of offset, claim or defense (other than payment of the Guaranteed Obligations) of Seller against Buyer, or any other party, or against payment of the Guaranteed Obligations, whether such right of offset, claim or defense arises in connection with the Guaranteed Obligations (or the transactions creating the Guaranteed Obligations).
(k)Merger. The reorganization, merger, division or consolidation of Seller into or with any other corporation or entity.
(l)Preference. Any payment by Seller to Buyer is held to constitute a preference under bankruptcy laws, or for any reason Buyer is required to refund such payment or pay such amount to Seller or someone else.
(m)Other Actions Taken or Omitted. Except to the extent the same shall result from the gross negligence, willful misconduct, bad faith or illegal acts of Buyer or any of its Affiliates, any other action taken or omitted to be taken with respect to the Transaction Documents, the Guaranteed Obligations, or the security and collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof, it is the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, which obligation shall be deemed satisfied only upon the full and final payment and satisfaction of the Guaranteed Obligations.
ARTICLE IV.
REPRESENTATIONS AND WARRANTIES

To induce Buyer to enter into the Transaction Documents, Guarantor represents and warrants to Buyer as of the Closing Date, each Funding Date and each other date on which these representations and warranties are remade or deemed remade in accordance with the terms of this Guaranty or any other Transaction Document or certification delivered in connection herewith or therewith, as follows:
(a)Benefit. Guarantor has received, or will receive, direct or indirect benefit from the execution, delivery and performance by Seller of the Transaction Documents, and the transactions contemplated therein.
(b)Familiarity and Reliance. Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of Seller and is familiar with the value of any and all collateral intended to be pledged as security for the payment of the Guaranteed Obligations; however, as between Buyer and Guarantor, Guarantor is not relying on such financial condition or the collateral as an inducement to enter into this Guaranty.
(c)No Representation by Buyer. Neither Buyer nor any other party on their behalf has made any representation, warranty or statement to Guarantor in order to induce Guarantor to execute this Guaranty.
(d)Organization. Guarantor (i) is duly organized, validly existing and in good standing under the laws and regulations of the jurisdiction of its formation, (ii) has the corporate power to own and hold the assets it purports to own and hold, and to carry on its business as now being conducted and proposed to be conducted and (iii) has the corporate power to execute, deliver, and perform its obligations under this Guaranty.
(e)Authority. Guarantor is duly authorized to execute and deliver this Guaranty and to perform its obligations under this Guaranty, and has taken all necessary action to authorize such execution, delivery and performance, and each person signing this Guaranty on its behalf is duly authorized to do so on its behalf.
(f)Due Execution and Delivery; Consideration. This Guaranty has been duly executed and delivered by Guarantor, for good and valuable consideration.
(g)Enforceability. This Guaranty is a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms subject to bankruptcy, insolvency, and other limitations on creditors’ rights generally and to equitable principles.
(h)Approvals and Consents. No consent, approval or other action of, or filing by, Guarantor with any Governmental Authority or any other Person is required to authorize, or is otherwise required in connection with, the execution, delivery and performance of this Guaranty (other than consents, approvals and filings that have been obtained or made, as applicable, and any such consents, approvals and filings that have been obtained are in full force and effect).
(i)Licenses and Permits. Guarantor is duly licensed, qualified and in good standing in every jurisdiction where such licensing, qualification or good standing is necessary, and has all material licenses, permits and other consents that are necessary, for (i) the transaction of Guarantor’s business and ownership of Guarantor’s properties and (ii) the performance of its obligations under this Guaranty and any other Transaction Document to which it is a party.

(j)Non-Contravention. Neither the execution and delivery of this Guaranty, nor consummation by Guarantor of the transactions contemplated by this Guaranty, nor compliance by Guarantor with the terms, conditions and provisions of this Guaranty will conflict with or result in a breach of any of the terms, conditions or provisions of (i) the organizational documents of Guarantor, (ii) any agreement by which Guarantor is bound or to which any assets of Guarantor are subject or constitute a default thereunder, or result thereunder in the creation or imposition of any Lien upon any of the assets of Guarantor, other than pursuant to the Transaction Documents, (iii) any judgment or order, writ, injunction, decree or demand of any court applicable to Guarantor, or (iv) any applicable Requirement of Law.
(k)Litigation/Proceedings. Except as otherwise disclosed in writing to Buyer, there is no action, suit, proceeding, investigation, or arbitration pending or, to the knowledge of Guarantor, threatened (in writing) against Guarantor, or any of its Affiliates or assets that (i) questions or challenges the validity or enforceability of any of the Transaction Documents or any action to be taken in connection with the transactions contemplated hereby or thereby, (ii) makes a claim in an aggregate amount greater than the Default Threshold or (iii) which, individually or in the aggregate, if adversely determined would be reasonably likely to have a Material Adverse Effect.
(l)No Outstanding Judgments. Except as otherwise disclosed in writing to Buyer, there are no judgments against Guarantor unsatisfied of record or docketed in any court located in the United States of America which, in the aggregate (x) require the payment of money in an amount at least equal to the applicable Default Threshold or (y) would be reasonably likely to have a Material Adverse Effect.
(m)Compliance with Law. Guarantor is in compliance in all material respects with all Requirements of Law. Guarantor is not in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any arbitrator or Governmental Authority applicable to and imposed upon Guarantor, which default, in the aggregate (x) is with respect to any amount at least equal to the applicable Default Threshold or (y) would be reasonably likely to have a Material Adverse Effect.
(n)Solvency. Guarantor has adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations. Guarantor is generally able to pay, and is paying, its debts as they come due. After giving effect to this Guaranty and the contingent obligation evidenced hereby, Guarantor is, and will be, solvent, and has, and will have, assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities fairly estimated) and debts, and has, and will have, property and assets sufficient to satisfy and repay its obligations and liabilities, as and when the same become due.
(o)[Reserved].
(p)No More Senior Obligations. The payment obligations of Guarantor under this Guaranty rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.
(q)Real Estate Investment Trust. Guarantor is a REIT.
All representations and warranties made by Guarantor herein shall survive until payment in full of the Guaranteed Obligations (other than those Repurchase Obligations (including contingent reimbursement obligations and indemnity obligations) which, by their express terms, survive termination of the Transaction Documents) and termination of the Master Repurchase Agreement.
ARTICLE V.
COVENANTS OF GUARANTOR
Guarantor covenants and agrees with Buyer that, until payment in full of all Guaranteed Obligations (other than those Repurchase Obligations (including contingent reimbursement obligations and indemnity obligations) which, by their express terms, survive termination of the Transaction Documents) and termination of the Master Repurchase Agreement:
(a)Guarantor Notices.
(i)Default or Event of Default. Guarantor shall, as soon as possible but in no event later than two (2) Business Days after obtaining actual knowledge of such event, notify Buyer of the occurrence of any Default or Event of Default (for the avoidance of doubt, any timely notice provided by Seller pursuant to Section 12(a)(ii) of the Master Repurchase Agreement shall be deemed to satisfy the foregoing).
(ii)Other Defaults. Guarantor shall promptly (and in any event no later than two (2) Business Days) after obtaining actual knowledge of such an event, notify Buyer of the occurrence of any default or event of default (or similar event) on the part of Guarantor under any Indebtedness or other material contractual obligations of Guarantor in excess of the Default Threshold.
(iii)Litigation and Judgments. Guarantor shall promptly (and in any event not later than three (3) Business Days after obtaining knowledge thereof) notify Buyer of the commencement or threat in writing of, settlement of, or judgment in, any litigation, action, suit, arbitration, investigation or other legal or arbitrable proceeding involving Guarantor or any of its Affiliates that (1) makes a claim or claims in the aggregate amount greater than the applicable Default Threshold, or (2) which, individually or in the aggregate, if adversely determined, would reasonably be likely to have a Material Adverse Effect.
(b)Corporate Change. Guarantor shall not change its jurisdiction of organization unless it shall have provided Buyer at least fifteen (15) Business Days’ prior written notice of such change.
(c)Reporting. Guarantor shall deliver (or cause to be delivered) to Buyer all financial information and certificates with respect to Guarantor that are required to be delivered pursuant to Section 12(b) of the Master Repurchase Agreement within the time frames set forth therein.
(d)Preservation of Existence; Licenses. Guarantor shall at all times maintain and preserve its legal existence and all of the material rights, privileges, licenses, permits and franchises necessary for the operation of its business and for its performance under this Guaranty, except where failure to comply could not be reasonably likely to have a Material Adverse Effect.
(e)Compliance with Obligations. Guarantor shall at all times comply (i) with its organizational documents, (ii) in all material respects with any agreements by which it is bound or to which its assets are subject and (iii) in all material respects with any applicable Requirement of Law.
(f)Books of Record and Accounts. Guarantor shall at all times keep proper books of records and accounts in which full, true and correct entries (in all material respects) shall be made of its transactions fairly in accordance with GAAP, consistently applied, and set aside on its books from its earnings for each fiscal year all such proper reserves in accordance with GAAP, consistently applied.
(g)Taxes and Other Charges. Guarantor shall pay and discharge all federal and other material taxes, assessments, levies, liens and other charges imposed on it, on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such taxes, assessments, levies, liens and other charges which are being contested in good faith and by proper proceedings and against which adequate reserves are being maintained in accordance with GAAP or which are de minimis in amount.
(h)Due Diligence. Guarantor shall permit Buyer to conduct continuing due diligence in accordance with Section 27 of the Master Repurchase Agreement.
(i)No Change of Control. Guarantor shall not, without the prior consent of Buyer, permit a Change of Control to occur.
(j)Voluntary or Collusive Filing. Guarantor shall not voluntarily file a case, or join or collude with any Person in the filing of an involuntary case, in respect of Seller under the Bankruptcy Code.
(k)Financial Covenants. Until the Guaranteed Obligations have been paid in full (other than those Repurchase Obligations (including contingent reimbursement obligations and indemnity obligations) which, by their express terms, survive termination of the Transaction Documents) and the Master Repurchase Agreement has been terminated:
(i)Minimum Tangible Net Worth. Guarantor shall at all times maintain a Tangible Net Worth of no less than the sum of (x) $100,000,000 and (y) the product of (1) 75% and (2) an amount equal to the positive difference (if any) of (A) all net cash proceeds of Guarantor received from future capital closings occurring after the Closing Date minus (B) any redemptions by Guarantor occurring after the Closing Date; provided that in no event shall Guarantor maintain a Tangible Net Worth of less than $100,000,000.
(ii)Maximum Leverage. Guarantor shall at all times maintain a ratio of (x) Total Liabilities to (y) Total Assets of no greater than 4.00:1.00.
(iii)Minimum Liquidity. Guarantor shall at all times maintain Liquidity of no less than the greater of (x) $10,000,000 and (y) five percent (5%) of Guarantor’s Recourse Indebtedness.
(l)Change of Business. Guarantor shall ensure that no substantial change is made to the general nature of its commercial real estate lending business from that carried on as of the date hereof with respect to commercial real estate loans that are substantially similar to the Purchased Assets (excluding, for the avoidance of doubt, any securitization transaction which shall not be considered a substantial change hereunder).
(m)Limitation on Distributions. After the occurrence and during the continuation of any monetary Default or Event of Default or any breach of any of the financial covenants set forth in Article V(k) above on a pro forma basis, Guarantor shall not make any payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any equity or partnership interest of Guarantor (each, a “Distribution”), whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Guarantor, in each case, other than Required REIT Distributions.
(n)Sanctions. Guarantor shall not directly or, to Guarantor’s knowledge, indirectly discharge any obligation due or owing to any party hereto from proceeds derived from or otherwise directly or, to Guarantor’s knowledge, indirectly sourced from (i) any Sanctioned Entity or Sanctioned Country; (ii) any activity breaching any Sanction; or (iii) any action or status which is prohibited by, or would cause any Seller Party to be in breach of, any Sanctions.
(o)Prohibited Transactions. Guarantor shall not, at any time while a default in the payment of the Guarantor Obligations has occurred and is continuing, either (i) enter into or effectuate any transaction with any Affiliate that would reduce the Net Worth of such Guarantor (excluding, for the avoidance of doubt, any guarantee or other indebtedness incurred or provided by Guarantor in connection with any financing or securitization of its Subsidiaries’ assets) or (ii) sell, pledge, mortgage or otherwise transfer to any Person any of such Guarantor’s assets, or any interest therein (for the avoidance of doubt, the forgoing only applies to the Guarantor individually and Guarantor’s assets owned by itself, and not Guarantor’s Subsidiaries or any of their assets). As used herein, “Net Worth” means, with respect to Guarantor and its consolidated Subsidiaries, an amount equal to, on a consolidated basis, Guarantor’s stockholder equity (determined in accordance with GAAP).
(p)Real Estate Investment Trust. Guarantor will remain a REIT.
ARTICLE VI.
MISCELLANEOUS
(a)Waiver. No failure to exercise, and no delay in exercising, on the part of Buyer, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. The rights of Buyer hereunder shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Guaranty, nor consent to departure therefrom, shall be effective unless in writing signed by Buyer and Guarantor and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand (except to the extent such a notice or demand is required by the terms hereof).
(b)Set-Off. Buyer and its Affiliates are hereby authorized at any time and from time to time upon the occurrence and during the continuance of an Event of Default, without prior notice to Guarantor (but, to the extent such notice is not prohibited by applicable law as determined by Buyer, in its commercially reasonable discretion, with prompt notice to Guarantor following any set off, provided that failure to deliver such notice shall not affect the validity of any set off by Buyer pursuant to the Transaction Documents), to set-off, appropriate and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by Buyer or any of its Affiliates to or for the credit or the account of Guarantor against any and all of the obligations of Guarantor now or hereafter existing under this Guaranty or any other Transaction Document to Buyer or any of its Affiliates, irrespective of whether or not Buyer or its Affiliates shall have made any demand under this Guaranty or any other Transaction Document and although such obligations of Guarantor may be contingent or unmatured or are owed to a branch or office of Buyer or its Affiliates different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness. The rights of Buyer and its Affiliates under this Article VI(b) are in addition to other rights and remedies (including other rights of setoff) that they may have.
(c)Notices. Unless otherwise provided in this Guaranty, all notices, consents, approvals and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if sent by (i) hand delivery, with proof of delivery, (ii) certified or registered United States mail, postage prepaid, (iii) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of delivery or (iv) by electronic mail, provided that such electronic mail notice must also be delivered by one of the means set forth in (i), (ii) or (iii) above unless the sender of such communication receives a verbal or electronic confirmation acknowledging receipt thereof (for the avoidance of doubt, any automatically generated email or any similar automatic response shall not constitute confirmation); in the case of notice to the Buyer, to the address specified in Exhibit I to the Master Repurchase Agreement and, in the case of notice to Guarantor, to the address specified below, or to such other address and person as shall be designated from time to time by Guarantor or Buyer, as the case may be, in a written notice to the other in the manner provided for in this Article VI(c). A notice shall be deemed to have been given: (1) in the case of hand delivery, at the time of delivery, if on a Business Day, otherwise on the next occurring Business Day, (2) in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day, (3) in the case of expedited prepaid delivery upon the first attempted delivery on a Business Day or (4) in the case of electronic mail, upon receipt of a verbal or electronic confirmation acknowledging receipt thereof (for the avoidance of doubt, any automatically generated email or any similar automatic response shall not constitute confirmation). A party receiving a notice that does not comply with the technical requirements for notice under this Article VI may elect to waive any deficiencies and treat the notice as having been properly given.
Guarantor:    Goldman Sachs Real Estate Finance Trust Inc
c/o Goldman, Sachs & Co. LLC
200 West Street,
28th Floor
New York, New York 10282-2198
Attention: Steve Pack and General Counsel
Email: [***]; [***]

with copies to:
Goldman, Sachs & Co. LLC
2001 Ross Avenue
Dallas, Texas 75201
Attention: Steve Pack and Loan Asset Management
Email: [***]; [***]; [***]
and:
Ropes & Gray LLP
1211 Avenue of the Americas
New York, New York 10036
Attention: Daniel L. Stanco
Telephone: (212) 841-5758
    Email: daniel.stanco@ropesgray.com

(d)GOVERNING LAW. THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICT OF LAWS DOCTRINE APPLIED IN SUCH STATE (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).
(e)SUBMISSION TO JURISDICTION; WAIVERS.
(i)Guarantor and Buyer each irrevocably and unconditionally (A) submits to the exclusive jurisdiction of any United States Federal or New York State court sitting in Manhattan, and any appellate court from any such court, solely for the purpose of any suit, action or proceeding brought to enforce its obligations under this Guaranty or relating in any way to this Guaranty, the Master Repurchase Agreement or any Transaction under the Master Repurchase Agreement and (B) waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile.
(ii)To the extent that Guarantor or Buyer has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, Guarantor or Buyer, as applicable hereby irrevocably waives and agrees not to plead or claim such immunity in respect of any action brought to enforce its obligations under this Guaranty or relating in any way to this Guaranty, the Master Repurchase Agreement or any Transaction under the Master Repurchase Agreement.
(iii)Guarantor and Buyer each hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding and irrevocably consents to the service of any summons and complaint and any other process by the mailing of copies of such process to it at its address specified herein. Guarantor and Buyer each hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Article VI(e) shall affect the right of Buyer to serve legal process in any other manner permitted by law or affect the rights of Buyer to bring any enforcement action or proceeding against any property of Guarantor located in other jurisdictions in the courts of such other to the extent required by the laws of such other jurisdictions, and nothing in this Article VI(e) shall affect the right of Guarantor to serve legal process in any other manner permitted by law.
(iv)EACH OF GUARANTOR AND BUYER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, ANY OTHER TRANSACTION DOCUMENT OR ANY INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER OR THEREUNDER.
(f)Invalid Provisions. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty.

(g)Amendments. This Guaranty may be amended only by an instrument in writing executed by Guarantor and Buyer.
(h)Parties Bound; Assignment; Joint and Several. This Guaranty shall be binding upon and inure to the benefit of the parties hereto and Buyer and their respective successors, assigns and legal representatives; provided, however, that Guarantor may not, without the prior written consent of Buyer, assign any of its rights, powers, duties or obligations hereunder. If Guarantor consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several. Buyer may assign or transfer its rights under this Guaranty in accordance with the transfer of assignment provisions of the Master Repurchase Agreement.
(i)Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation or construction of this Guaranty.
(j)Recitals. The recital and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.
(k)Rights and Remedies. If Guarantor becomes liable for any indebtedness owing by Seller to Buyer, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby and the rights of Buyer hereunder shall be cumulative of any and all other rights that Buyer may ever have against Guarantor. The exercise by Buyer of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.
(l)Entirety. This Guaranty embodies the final, entire agreement of Guarantor and Buyer with respect to Guarantor’s guaranty of the Guaranteed Obligations and supersedes any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof. This Guaranty is intended by Guarantor and Buyer as a final and complete expression of the terms of the guaranty, and no course of dealing between Guarantor and Buyer, no course of performance, no trade practices, and no evidence of prior, contemporaneous or subsequent oral agreements or discussions or other extrinsic evidence of any nature shall be used to contradict, vary, supplement or modify any term of this Guaranty. There are no oral agreements between Guarantor and Buyer relating to the subject matter hereof.
(m)Intent. Guarantor acknowledges and intends that this Guaranty constitutes “a security agreement or other arrangement or other credit enhancement” that is “related to” the Master Repurchase Agreement and the transactions thereunder and, accordingly, that this Guaranty constitutes a “repurchase agreement,” a “securities contract,” and a “master netting agreement” as those terms are defined in Sections 101(47)(a)(v), 741(7)(A)(xi), and 101(38A)(A) of the Bankruptcy Code to the extent of damages as measured in accordance with Section 562 of the Bankruptcy Code.
(n)Buyer as Intended Beneficiary. Buyer and Guarantor hereby agree that Buyer is intended as a third-party beneficiary of all provisions of this Guaranty.
[SIGNATURE ON NEXT PAGE]

IN WITNESS WHEREOF, the undersigned executed this Guaranty as of the day first written above.
GOLDMAN SACHS REAL ESTATE FINANCE TRUST INC, as Guarantor
By:     /s/ Steve B. Pack
Name: Steve B. Pack
Title: Authorized Signatory

[BSNY/GSREFT – Guaranty]

EXHIBIT A
FINANCIAL COVENANT DEFINITIONS
“Cash” shall mean coin or currency of the United States of America or immediately available federal funds, including such funds delivered by wire transfer.

“Cash Equivalents” shall mean, with respect to Guarantor on any date, to the extent owned by Guarantor or its Consolidated Subsidiaries free and clear of all liens and having a maturity of not greater than 90 days from the date of issuance thereof: (a) readily marketable direct obligations of the government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the government of the United States, (b) certificates of deposit of or time deposits with Buyer or a member of the Federal Reserve System that issues (or the parent of which issues) commercial paper rated as described in clause (c) below, is organized under the laws of the United States or any state thereof and has combined capital and surplus of at least $1,000,000,000, (c) commercial paper in an aggregate amount of not more than $50,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any state of the United States and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or “A-1” (or the then equivalent grade) by S&P, or (d) overnight money market accounts or banker’s acceptances of any commercial bank, with short term unsecured credit ratings of at least “Prime-1” (or the then equivalent grade) by Moody’s or “A-1” (or the then equivalent grade) by S&P.

“Consolidated Subsidiaries” shall mean, with respect to any Person and any date, any and all Subsidiaries of such Person that are consolidated with such Person in accordance with the GAAP.

“Customary Recourse Exceptions” shall mean, with respect to any Non-Recourse Indebtedness, exclusions from the exculpation provisions with respect to such Non-Recourse Indebtedness such as fraud, misapplication of cash, voluntary bankruptcy, environmental claims, breach of representations and warranties, failure to pay taxes and insurance, as applicable, and other circumstances customarily excluded by institutional lenders from exculpation provisions and/or included in separate indemnification agreements in non-recourse financings of commercial real estate.

“Investor” shall mean, any limited partner, member or other investor that has contributed or has committed to contribute capital to the Guarantor pursuant to a subscription agreement, the Guarantor’s partnership agreement, limited liability company agreement or other constitutive or investment agreement.
“Liquidity” shall mean, with respect to Guarantor and its Consolidated Subsidiaries as of any date of determination, the sum of, without duplication, (i) unrestricted Cash of such Person, (ii) Cash Equivalents, as determined on a consolidated basis in accordance with GAAP, and (iii) Qualified Capital Commitments.

“Moody’s” shall mean Moody’s Investors Service, Inc., and its successors-in-interest.

“Non-Recourse Indebtedness” shall mean Indebtedness that is not Recourse Indebtedness.
“Qualified Capital Commitments” shall mean, as of any date of determination, the amount of any unpledged, unencumbered (subject to the last sentence of this definition), unfunded, irrevocable capital commitments of the institutional Investors of the Guarantor that are available to be called as of right by the Guarantor (or have been validly called on but have not yet been funded) without condition (other than customary notice requirements) but excluding any capital commitment of any Investor with respect to which any of the following events has occurred: (i) a failure of the applicable Investor to pay any portion of its capital commitment to the Guarantor when such payment is due; (ii) the Guarantor has determined in good faith that the related Investor may be unlikely to pay any portion of its capital commitments to the Guarantor when such payment is due; (iii) the applicable Investor becoming the subject of any bankruptcy or other insolvency proceeding or the appointment of a receiver in respect thereof; (iv) the repudiation by the applicable Investor of all or any portion of its capital commitments to the Guarantor; (v) the applicable Investor withdrawing, in whole or in part, as an Investor in the Guarantor in accordance with the applicable partnership, limited liability company or other constitutive agreement; or (vi) the release or termination of the applicable Investor’s capital commitment to the Guarantor by such Investor, the Guarantor, its general partner or its managing member. For purposes of this definition, any pledge or encumbrance of an Investor’s capital commitments pursuant to a subscription finance facility shall only be deemed pledged and encumbered in an amount up to the current unpaid principal balance of such subscription finance facility such that the net amount of Investor capital commitments over and above the current unpaid principal balance of such subscription finance facility shall be included as Qualified Capital Commitments for purposes of this Guarantee.
“Recourse Indebtedness” shall mean, with respect to any Person, for any period, without duplication, the aggregate Indebtedness in respect of which such Person is subject to recourse for payment, whether as a borrower, guarantor or otherwise; provided, that Indebtedness arising pursuant to Customary Recourse Exceptions shall not constitute Recourse Indebtedness until such time (if any) as demand has been made for the payment or performance of such Indebtedness or the conditions to triggering such recourse under the related agreement having occurred.

“S&P” shall mean Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and its successors-in-interest.
“Tangible Net Worth” shall mean, with respect to Guarantor and its consolidated Subsidiaries and as of any date of determination, all amounts of the Guarantor and its consolidated Subsidiaries which would be included under capital (the result of total assets minus total liabilities) of the Guarantor and its consolidated Subsidiaries in accordance with GAAP, which Tangible Net Worth shall include Qualified Capital Commitments minus (a) amounts owing to such Person from any Affiliate thereof, or from officers, employees, partners, members, directors, shareholders or other Persons similarly affiliated with such Person or any Affiliate thereof, (b) intangible assets, and (c) prepaid taxes and/or expenses, all on or as of such date.

“Total Assets” shall mean, with respect to Guarantor and any date of determination, Guarantor’s total assets as of such date, without duplication, as shown on such Person’s consolidated financial statements prepared in accordance with GAAP.
“Total Liabilities” shall mean, with respect to Guarantor and any date of determination, Guarantor’s total liabilities as of such date, without duplication, as shown on such Person’s consolidated financial statements prepared in accordance with GAAP (such liabilities to be determined including the outstanding principal amount of any debt secured by the Uncalled Capital Commitments of such Person). Notwithstanding the foregoing, nonrecourse Indebtedness owing pursuant to a securitization transaction such as a REMIC securitization, a collateralized loan obligations transaction or other similar securitization shall not be considered a liability for any Person.

“Uncalled Capital Commitments” shall mean the aggregate uncalled and recallable capital commitments of all members and/or investors admitted as a member, limited partner, or general partner in Guarantor, as applicable.